SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: May 25, 2010

XSUNX, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

65 Enterprise, Aliso Viejo, CA 92656

(New address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 25, 2010, XsunX, Inc., a Colorado corporation (the “Company”) released a letter to shareholders providing an update to the Company’s efforts to develop new manufacturing technology for the mass production of Copper Indium Gallium (di) Selenide (CIGS) thin film solar cells. The letter outlines that after significant testing of sputtering systems derived from the hard drive industry, and the development of processes to produce certain required film types and deposition rates with these systems, Company engineers have determined that the selected systems are capable of producing the deposition rates, and film qualities necessary to achieve planned production metrics for the sputtered molybdenum, chromium, intrinsic zinc oxide, and indium tin oxide film types for use under the Company’s commercialization goals for CIGS solar cells. A copy of the Shareholder Newsletter is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Shareholder Newsletter, dated May 25, 2010	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XSUNX, INC.

Date: May 25, 2010	By:	/s/ Tom Djokovich
Tom Djokovich
Title: CEO/Secretary